Exhibit 99.1

                          AES CHINA GENERATING CO. LTD.
            STATEMENT RE: COMPUTATION OF FIXED CHARGE COVERAGE RATIO
                       (in thousands except ratio amounts)


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                                                                                         Year ended November 30,
                                                                           ------------------------------------------------
                                                                              1997                1996                1995
                                                                           ----------          ----------           -------
Adjusted Cash Flow

(A)      Cash Inflow:

(i)      Dividend, distribution, payment of interest and
         scheduled repayment of loan received by the Company
         and its Wholly Owned Subsidiaries from the Project
         Companies                                                         $  5,168            $  2,420              $    -

(ii)     50% of the combined interest income of the Company
         and its Wholly Owned Subsidiaries from cash, cash
         equivalents and investments in marketable securities                 3,960               2,751                5,090
                                                                            --------            --------             -------

                                                                              9,128               5,171                5,090
                                                                            --------            --------             -------

(B)      Cash Outflow:

(i)      Selling, general and administrative expenses of the
         Company and its Wholly Owned Subsidiaries                            1,352                 994                1,779

(ii)     Company Designated Costs                                             6,046              10,312                9,880
                                                                            --------            --------             -------

                                                                              7,398              11,306               11,659
                                                                            --------            --------             -------

                                                                           $  1,730            $ (6,135)            $ (6,569)
                                                                          ===========          ===========          =========

Adjusted Interest Expenses                                                 $ 17,849                 -                    -
                                                                          ===========          ===========          =========

Fixed Charge Coverage Ratio                                                 0.1:1.0                 -                    -
                                                                          ===========          ===========          =========


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